UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 25, 2004

PYRAMID BREWERIES, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 206-682-8322

Item 9. Regulation FD Disclosure
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 9. Regulation FD Disclosure

Pyramid Breweries Inc. (the “Company”), a Washington corporation, announced that it entered into an agreement on March 25, 2004 to purchase the Berkeley Brewery and Alehouse facility located at 901 Gilman Street, Berkeley, California 94710 (the “Property”). Per the purchase agreement, Pyramid Breweries Inc. will acquire the Property for $7,000,000, payable at the close of escrow within 120 days.

The Company expects to finance the entire purchase price of the Property by obtaining a secured loan on the Property at competitive market rates. The financing of the purchase is expected to result in an annual net benefit to the Company’s cash flows. Based on current market interest rates, the Company expects that annual mortgage payments related to the purchase of the Property will be less than the annual rental payments the Company currently pays under its lease for the Property. The annual benefit will be dependent upon the prevailing market rates and terms for mortgage financing that the Company is able to secure.

A copy of the purchase agreement entered into by Pyramid Breweries Inc. on March 25, 2004 is attached hereto as an exhibit and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 30, 2004.

PYRAMID BREWERIES INC.

By:	/s/ James K. Hilger

James K. Hilger, Vice President and
Chief Financial Officer

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PYRAMID BREWERIES INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

99.1	Purchase Agreement between Pyramid Breweries Inc. and William Thomas, Trustee, dated March 25, 2004.

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